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                                                                    Exhibit 10.4


                          PURCHASE AND SALE AGREEMENT

         This PURCHASE AND SALE AGREEMENT (the "AGREEMENT") is made and entered into by and between LJH, LTD., and/or its permitted assigns ("PURCHASER"), and AVSRE, L.P., a Delaware limited partnership ("SELLER").

1.       SALE/LEASEBACK OF PROPERTY.

         1.1 DESCRIPTION OF THE PROPERTY. In consideration of the purchase price and upon the terms and conditions hereinafter set forth, Seller shall sell to Purchaser and Purchaser shall purchase from Seller (i) that certain real property containing approximately 3.779 acres of land on which is situated a single tenant industrial building, and being located at 2659 Nova Drive, Dallas, Dallas County, Texas (the "IMPROVED PROPERTY"), and (ii) that certain unimproved tract of land containing approximately 1.55 acres of land, and being located on the east side of Grissom Lane, north of Nova Drive (the "UNIMPROVED PROPERTY"), and being all of the following described property (collectively, the "PROPERTY"):

                  i. The real property located in Dallas County, Texas, which is described on EXHIBIT "A" attached hereto, together with all rights and appurtenances pertaining to such real property, including, without limitation, any and all right, title, and interest of Seller in and to adjacent road, alleys, easements, streets and ways (the "LAND");

                  ii. All improvements, structures and fixtures placed, constructed or installed on the Land (the "IMPROVEMENTS");

                  iii. All (i) mechanical systems and related building equipment attached to the Improvements or located upon the Land, including, but not limited to, electrical systems, plumbing systems, heating systems, air conditioning systems, security, alarm and/or entry systems, but excluding only the Seller's movable trade fixtures and items of personal property which are used by Seller solely in connection with the operation of Seller's business upon the Land and which can be removed without causing material damage to the Land or Improvements, and (ii) all utilities, waste water capacity and related utility rights (collectively, the "PERSONAL PROPERTY");

                  iv. Seller's interest in all warranties, guaranties and bonds relating to the Land, the Improvements, and the Personal Property, to the extent the same are assignable;

                  v. All site plans, surveys, plans and specifications, and floor plans in Seller's possession for the Property and which relate to the Land, the Improvements, or the Personal Property; and

                  vi. All intangible property owned or held by Seller or in which Seller has an interest, if any, in connection with any of the Land or the Improvements or the operations


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         thereon, and the right to the use thereof, including but not limited to Seller's rights under governmental permits or approvals (the "INTANGIBLE PROPERTY").

         1.2 LEASEBACK. For and in consideration of the sum of Ten and No/100 Dollars ($10.00), the mutual covenants of the parties hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Aircraft Interior Design, Inc. ("AID"), an affiliate of Seller, agrees to lease the Improved Property from Purchaser pursuant to the terms of that certain Lease Agreement attached hereto as EXHIBIT "B" (the "LEASE") to be executed and delivered by AID and Purchaser at the Closing (as hereinafter defined). AID has executed this Agreement to evidence its obligations hereunder.

2.       PURCHASE PRICE.

         2.1 AMOUNT. The purchase price (the "PURCHASE PRICE") for the Property shall be TWO MILLION FOUR HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($2,440,000.00) payable to Seller at the Closing, by wire transfer or the delivery of other immediately available funds to the Title Company (as defined in Section 3.1 hereof). Purchaser and Seller agree that $2,200,000 of the Purchase Price shall be allocated to the Improved Property and $240,000 of the Purchase Price shall be allocated to the Unimproved Property.

         2.2 DEPOSIT. To secure the performance of its obligations under this Agreement, Purchaser has delivered to Commonwealth Land Title Company of Houston, whose address is 5847 San Felipe, Suite 4000, Houston, Texas 77057,
Attn: Ms. Paige Dunlap, as escrow agent (the "ESCROW AGENT"), the sum of Ten Thousand and No/100 Dollars ($10,000.00) (the "DEPOSIT"). The Deposit, subject to clearance of funds, shall be held as an earnest money deposit, which shall be placed in an interest-bearing account. At Closing, all interest earned on the Deposit shall be applied to the Purchase Price. The Deposit shall serve as part of the consideration for Purchaser's right and ability to purchase the Property, and shall be non-refundable to Purchaser except as otherwise provided to the contrary by the terms of this Agreement. If this transaction does not close, then whichever party becomes entitled to the Deposit shall also become entitled to all interest earned thereon.

3.       SURVEY; TITLE COMMITMENT AND INSPECTIONS.

         3.1 TITLE. Purchaser has caused, at Seller's expense, Lawyers Title Insurance Corporation, through its agent, Commonwealth Land Title Company of Houston (the "TITLE COMPANY") to issue and deliver to Purchaser a current title commitment (the "TITLE COMMITMENT") for an Owner's Title Policy, showing the state of the title to the Property which would appear in an Owner's Title Policy, if issued, accompanied by true, correct and legible copies of all recorded instruments affecting title to the Property, and committing to issue such Owner's Title Policy to Purchaser in the full amount of the Purchase Price. If any exceptions appearing in the Title Commitment are unacceptable to Purchaser, in Purchaser's sole discretion, or if any aspect of the Survey (as defined in Section 3.2 hereof) is unacceptable to Purchaser, Purchaser shall notify

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Seller of such fact in writing within five (5) business days after the date of this Agreement. Seller shall use reasonable efforts to attempt to eliminate or modify any such exceptions; however, Seller shall not be obligated to bring any action or proceeding or to incur any expense (other than nominal postage, delivery, telephone and similar incidental expenses) in that regard. In the event Seller is unable to modify and/or eliminate any such exceptions to Purchaser's satisfaction within five (5) days after receipt of such notice, and Seller and Purchaser have not entered into a written agreement in regard to the modification or elimination of such exceptions, Purchaser shall be entitled to terminate this Agreement and receive the return of the Deposit, together with all interest earned thereon, or proceed to Closing and accept title to the Property subject to such unacceptable exceptions without offset or deduction from the Purchase Price. All exceptions appearing in the Title Commitment or any matters shown on the Survey to which Purchaser does not object within such five (5) business day period described above, or which are deemed waived and accepted by Purchaser as set forth herein are herein referred to as the "PERMITTED EXCEPTIONS"; provided, however, that as to those exceptions to which Purchaser does object, if Seller modifies any such exception to Purchaser's satisfaction, which satisfaction must be evidenced by a written notice executed by Purchaser, then such exception, as so modified, shall be deemed included in the term "Permitted Exceptions." Notwithstanding the foregoing, Seller shall be obligated to eliminate at or prior to the Closing all mortgage liens, absolute and/or collateral assignments, mechanic's liens, judgments and/or other liens in a liquidated amount and other similar exceptions to the title to the Property. In the event Seller fails to eliminate any mortgage lien, absolute and/or collateral assignment, mechanic's liens judgments and/or other liens in a liquidated amount or other similar objections to the title of the Property at the Closing, Purchaser shall have the right to apply such portion of the Purchase Price to the satisfaction of such liens, assignments, or other similar exceptions as is necessary to fully discharge the same.

         3.2 SURVEY. Prior to the execution of this Agreement, Seller has caused to be delivered to Purchaser five (5) sets of originals of a current or updated as-built survey of the Land and the Improvements (the "SURVEY"), which were prepared and certified by a duly licensed land surveyor acceptable to Purchaser. The Survey shall be certified to the Purchaser, the Purchaser's lender, and the Title Company. Seller shall be solely responsible for the cost of the Survey.

         3.3 OTHER INFORMATION. Within five (5) business days after the date of this Agreement, Seller shall, at Seller's sole cost and expense, deliver to Purchaser true, correct and complete copies of all of the items described on EXHIBIT "C" ("SELLER'S INFORMATION"), to the extent such Seller's Information is in Seller's possession or control. Purchaser acknowledges that Seller's Information is being provided to Purchaser solely as an accommodation to Purchaser. Purchaser further hereby acknowledges and agrees that, except as expressly provided herein or in the closing documents, Seller is making absolutely no representation or warranty whatsoever with respect to the substance of any third party reports included within Seller's Information, and Purchaser hereby acknowledges and agrees that Purchaser shall be required to verify the accuracy and details of such third party reports included within Seller's Information as Purchaser deems appropriate. In the event of the termination of this Agreement for any reason, Purchaser shall immediately return all of Seller's Information to Seller.


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         3.4      INSPECTIONS. Purchaser may, prior to the Closing Date (as
defined in Section 6.1 hereof), personally, or through others, make such inspections, tests and investigations of the Property (including, without limitation, borings and physical samplings) and such examinations of the books, records, contracts, agreements and other instruments of Seller relating to the Property as Purchaser deems necessary or advisable, provided said activities shall not in any way damage the Property and further provided that Purchaser shall use its good faith efforts to minimize disruption to the ordinary course of business of Seller operated upon the Property. For purposes of the inspections, tests and investigations contemplated by this Section 3.4, Seller shall give those persons inspecting the Property at Purchaser's request reasonable access to the Property provided that Purchaser gives Seller reasonable prior notice in requesting such access. The cost of the inspections, tests and investigations undertaken by Purchaser pursuant to this Section 3.4 shall be borne solely by Purchaser, except only as otherwise expressly set forth in this Agreement. Purchaser agrees to indemnify and hold Seller harmless against any liabilities, claims, damages, costs or expenses, including, without limitation, all attorneys' fees, and including, without limitation, any property damage or personal injury or claim of lien against the Property, resulting from the activities permitted by this Section 3.4, which indemnity shall survive the Closing or the termination, expiration or cancellation of this Agreement. In the event of the termination of this Agreement for any reason, Purchaser shall restore the Property to its condition prior to such inspections, tests and investigations, and Purchaser, at no cost to Seller and without representation or warranty, shall provide Seller with copies of all reports, studies, surveys or similar information (other than internally generated reports) obtained by Purchaser with respect to the Property. The right of access to the Property granted hereby shall in no way be construed as giving Purchaser possession of or any legal or suitable title to the Property prior to the Closing.

         3.5 ENVIRONMENTAL REPORTS. In the event Purchaser's Phase I or Phase II environmental audits reveal the existence of any Hazardous Materials (as hereinafter defined) beyond legal limits or the violation of any Governmental Requirement relating to Hazardous Materials, then the Purchaser shall provide written notice of same to Seller and Seller shall, at its sole cost and expense, remediate such matters. In the event Seller elects not to remediate, Purchaser's sole remedies shall be either to (i) proceed to Closing, or (ii) terminate this Agreement and receive the return of the Deposit together with a reimbursement by Seller of Purchaser's actual out of pocket expenses relating to this transaction (including legal fees).

4.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

         4.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser as follows (which representations and warranties shall be true and correct as of the date hereof and as of the Closing Date):

                  (a) At the Closing, Seller will convey or cause to be conveyed to Purchaser good and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions, in accordance with
         Section 3.1 hereof. All Personal Property located on the Land is owned by Seller.


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

                  (b) Seller is duly organized and legally existing under the laws of the State of its incorporation and is duly qualified to do business in the State of Texas. The execution and delivery of, and Seller's performance under, this Agreement are within Seller's powers and shall have been duly authorized by all requisite corporate action prior to the Closing Date. The person executing this Agreement on behalf of Seller has the authority to do so. This Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms. Performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of any lien or encumbrance upon the Property under, any agreement or other instrument to which Seller is a party or by which Seller or the Property might be bound.

                  (c) Except as set forth in the Title Commitment, to the actual knowledge of Seller, there are no existing or pending litigation actions, or claims, with respect to the Property nor to Seller's actual knowledge, have any such actions, suits, proceedings or claims been threatened or asserted. Furthermore, Seller has not received any notice of any existing, pending or threatened litigation actions or claims with respect to the Property.

                  (d) No portion of any other tract of real property is used by Seller, whether pursuant to a written agreement or otherwise, which is necessary for the full use and enjoyment of the Property.

                  (e) Seller and AID are in sole and exclusive possession of the Property, and there are no leases, licenses, or rental agreements for the occupancy or use of all or any portion of the Property.

                  (f) No person, firm, corporation or other entity (other than the Purchaser hereunder) has any right or option to acquire the Property, or any part thereof, from Seller.

                  (g) There are no maintenance, repair, service, pest control or other contracts pursuant to which services or goods are provided to the Property (collectively, the "SERVICE CONTRACTS") which are delinquent or that are not terminable by Seller without penalty after no more than thirty (30) days' notice. Seller acknowledges and agrees that Purchaser shall not be obligated to assume any Service Contracts at Closing; provided, however, Seller and/or AID may continue to maintain the Service Contracts following the Closing in connection with its continued occupancy of the Property under the Lease.

                  (h)      There are no leases covering the Personal Property.

                  (i) Seller has not received, with respect to the Property, any notice from any insurance company, governmental agency or any other party of, nor, to Seller's actual


                                       5
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         knowledge, are there any facts or circumstances which could give rise to, (i) any condition, defect, or inadequacy affecting the Property that, if not corrected, would result in termination of insurance coverage or increase its cost, (ii) any violation of any restrictive covenant or deed restriction affecting the Property and any building codes and/or zoning ordinances or other Governmental Requirements (as defined in Section 4.1 (n)(i)(5) hereof), (iii) any pending or threatened condemnation proceedings, and (iv) any proceedings that could or would cause the change, redefinition, or other modification of the zoning classification, or of other legal requirements, applicable to the Property or any part thereof, or any property adjacent to the Property. To Seller's actual knowledge, there does not exist any court order, building code provision, deed restriction or restrictive covenant (recorded or otherwise) or other private or public limitation, which might in any way impede or adversely affect the use of the Property by Purchaser as a warehouse, office and manufacturing complex.

                  (j) To Seller's actual knowledge, the Improvements and the Personal Property (including all mechanical systems servicing the Improvements) are in proper operating condition, free from any material physical or mechanical defect and fully usable for their intended purpose.

                  (k) To Seller's actual knowledge, all water, sewer, electric, natural gas, telephone, drainage facilities and other utilities, to the extent available and required for the current use of the Property, are installed to the Property, are connected with valid permits, comply with all Governmental Requirements and are adequate to service the Property for its intended use. To Seller's actual knowledge, all utilities lines servicing the Property are located either within the boundaries of the Property or within lands dedicated to the public use, or within recorded easements for such purpose and are serviced and maintained by the appropriate public or quasi-public entity.

                  (l) Seller is not a "foreign person" within the meaning of Sections 1445 and 7701 the Internal Revenue Code of 1986, as amended (hereinafter, the "CODE").

                  (m) To Seller's actual knowledge, no commitments have been made to any governmental authority, utility company, school board, church or other religious body, or any homeowners or homeowners' association, or any other organization, group or individual, relating to the Property which would impose an obligation upon Purchaser or its successors or assigns to make any contribution or dedications of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property. To Seller's actual knowledge, no governmental authority has imposed any requirement that any developer of the Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with any development of the Property or any part thereof. The provisions of this subparagraph shall not apply to any regular or nondiscriminatory local real estate or school taxes assessed against the Property.


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

                  (n)      ENVIRONMENTAL MATTERS.

                           (i) DEFINITIONS. Unless the context otherwise specifies or requires, the following terms shall have the respective meanings herein specified:

                                    (1)      The term "ENVIRONMENTAL LOSSES"
                           shall mean any liability, loss, cost or expense including, without limitation, costs of investigation, cleanup, remedial or response action, the costs associated with posting financial assurances for the completion of response, remedial or corrective actions, the preparation of any closure or other necessary or required plans or analyses, or other reports or analyses submitted to or prepared by regulating agencies, including the cost of health assessments, epidemiological studies and the like, retention of engineers and other expert consultants, legal counsel, capital improvements, operation and maintenance, testing and monitoring costs, power and utility costs, taxes or fees, and administrative costs incurred by any governmental agency or person, caused by or related to any Hazardous Materials Contamination at the Property during, and only during, Seller's ownership thereof or any other expenses or liability caused by or related to any Hazardous Materials Contamination at the Property during, and only during, Seller's ownership thereof.

                                    (2)      The term "ENVIRONMENTAL REPORTS"
                           means any existing environmental reports, or audits or surveys Seller timely delivers to Purchaser pursuant to subsection 3.3 above.

                                    (3)      The term "HAZARDOUS MATERIALS"
                           shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder ("RCRA"); (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
                           Section 9601 et seq.), as amended from time to time, and regulations promulgated thereunder ("CERCLA") (including petroleum-based products as described therein); (iii) other petroleum and petroleum-based products; (iv) asbestos in any quantity or form which would subject it to regulation under any applicable Hazardous Materials Law (hereinafter defined); (v) polychlorinated biphenyls; (vi) any substance, the presence of which on the Property is prohibited by any Hazardous Materials Law; and (vii) any other substance which, by any Hazardous Materials Law, requires special handling in its collection, storage, treatment or disposal.


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

                                    (4)      The term "HAZARDOUS MATERIALS
                           CONTAMINATION" shall mean the contamination (whether presently existing or hereafter occurring) of the Improvements, facilities, soil, groundwater, air or other elements on or of the Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials emanating from the Property.

                                    (5)      The term "GOVERNMENTAL
                           REQUIREMENTS" shall mean all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States, the state, the county, the city, or any other political subdivision in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over Seller or the Property.

                                    (6)      The term "HAZARDOUS MATERIALS
                           LAWS" shall mean all Governmental Requirements, including, without limitation, RCRA and CERCLA, relating to the handling, storage, existence of or otherwise regulating any hazardous wastes, hazardous substances, toxic substances, radioactive materials, pollutants, chemicals, contaminants or industrial substances or relating to the removal or remediation of any of the foregoing.

                           (ii) REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Purchaser that:

                                    (1)      Since the date that Seller
                           acquired an interest in the Property (such date herein called the "ACQUISITION DATE"), except as disclosed in the Environmental Reports and except as have been used by Seller in the Seller's ordinary course of business and in compliance with all applicable Hazardous Materials Laws, no Hazardous Materials have been released into the environment, or deposited, discharged, placed or disposed of at, on, from or under the Property by Seller or, to Seller's actual knowledge and, except as disclosed in the Environmental Reports, by any third party (other than routine leakage of gasoline and antifreeze from automobiles parked from time to time on the Property), and to Seller's actual knowledge and, except as disclosed in the Environmental Reports, there occurred no such release, deposit discharge, placement or disposal prior to the Acquisition Date. Except as disclosed in the Environmental Reports and except as have been used by Seller in the Seller's ordinary course of business and in compliance with all applicable Hazardous Materials Laws, no portion of the Property is presently being used for the disposal, storage, treatment, processing or other handling of Hazardous Materials and, to Seller's actual knowledge and except as disclosed in the Environmental Reports and except as have been used by Seller in the Seller's ordinary course of business and in compliance with all applicable Hazardous Materials Laws, no Hazardous Materials have been placed or located on the Property. To Seller's actual knowledge and except as disclosed in the Environmental Reports and except as have been


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
                           used by Seller in the Seller's ordinary course of business and in compliance with all applicable Hazardous Materials Laws, no part of the Property has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials (other than those in insignificant and harmless quantities which do not violate Hazardous Materials Laws). Since the Acquisition Date, to Seller's actual knowledge and except as disclosed in the Environmental Reports, no Hazardous Materials Contamination has occurred on the Property. To Seller's actual knowledge and except as disclosed in the Environmental Reports, no Hazardous Materials Contamination occurred on the Property prior to the Acquisition Date.

                                    (2)      To Seller's actual knowledge and
                           except as disclosed in the Environmental Reports, no property adjoining the Property is or has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials (other than those in insignificant and harmless quantities which do not violate any Hazardous Waste Laws), and to Seller's actual knowledge, and except as disclosed in the Environmental Reports, no property adjoining the Property is affected by Hazardous Materials Contamination.

                                    (3)      To Seller's actual knowledge and
                           except as disclosed in the Environmental Reports, no asbestos or asbestos-containing materials have been placed on or in the Property by Seller and to Seller's actual knowledge and except as disclosed in the Environmental Reports, no asbestos or asbestos-containing materials are present on or in the Property.

                                    (4)      To Seller's actual knowledge and
                           except as disclosed in the Environmental Reports, no polychlorinated biphenyls have been placed on the Property by Seller and to Seller's actual knowledge and except as disclosed in the Environmental Reports, no polychlorinated biphenyls are present on the Property.

                                    (5)      To Seller's actual knowledge and
                           except as disclosed in the Environmental Reports, no underground storage tanks have been placed on or under the Property by Seller, and to Seller's actual knowledge and except as disclosed in the Environmental Reports, no underground storage tanks are present or were at any time located on or under the Property.

                                    (6)      To Seller's actual knowledge and
                           except as disclosed in the Environmental Reports, no administrative order or notice, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to Seller's actual knowledge and except as disclosed in the Environmental Reports, proposed, threatened or anticipated with respect to the Property, nor has Seller received notice of any such action regarding any property adjacent to the Property. To Seller's actual knowledge and, except as disclosed in the Environmental Reports, no investigation with respect to the Hazardous Materials or Hazardous Materials Contamination is proposed, threatened or anticipated with respect to the Property. Seller has not violated any Governmental Requirements relating to Hazardous Materials with respect to the Property, and, to Seller's actual knowledge and, except as disclosed in the Environmental Reports, no third party has violated any Governmental Requirements relating to Hazardous Materials with respect to the Property. To Seller's actual knowledge and except as disclosed in the Environmental Reports, no condition occurred on the Property prior to the Acquisition Date that is or was in violation of any applicable Governmental Requirements relating to Hazardous Materials. Seller has received no communication from or on behalf of any Governmental Authority or any other person or entity indicating that any applicable Governmental Requirements relating to Hazardous Materials have been or may have been violated with respect to the Property. The Property is not currently on and, to Seller's actual knowledge and except as disclosed in the Environmental Reports, has never been on, any federal or state "Superfund" or "Superlien" list, and Seller is not aware that the Property is anticipated or threatened to be placed on any such list. Seller has received no notice of any third party claims regarding damage to property or persons resulting from any Hazardous Materials Contamination affecting the Property.

                           (iii) ENVIRONMENTAL INDEMNIFICATION.

                                    (1)      INDEMNITY. Seller hereby agrees to
                           assume liability for and to pay, indemnify, defend, and hold harmless Purchaser from and against any and all Environmental Losses caused by Hazardous Materials contamination that occurred during Seller's period of ownership of the Property, subject only to the provisions of Section 4.1(n)(iii)(3) below.

                                    (2)      ASSUMPTION OF DEFENSE.

                                             (a)      If Purchaser notifies
                                    Seller of any claim, demand, action,
                                    administrative or legal proceeding,
                                    investigation or allegation as to which the indemnity provided for in this Section 4.1(n)(iii)
                                    applies, Seller shall assume on behalf of Purchaser and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel reasonably satisfactory to Purchaser; provided, that Purchaser shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, demand, action, proceeding, investigation or allegation involves both Seller and Purchaser and Purchaser shall have reasonably concluded that there may be legal defenses available to it which are inconsistent with or in addition to those available to Seller, then Purchaser shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, demand, action, proceeding, investigation or allegation on its own behalf at Seller's expense.

                                             (b)      If any claim, demand,
                                    action, proceeding, investigation or
                                    allegation arises as to which the indemnity provided for in this Section 4.1(n)(iii) applies, and Seller fails to assume promptly (and in any event within fifteen
                                    (15) days after being notified of the
                                    claim, demand, action, proceeding,
                                    investigation or allegation) the defense of Purchaser, then Purchaser may contest (or, with the prior written consent of Seller, settle) the claim, demand, action, proceeding, investigation or allegation at Seller's expense using counsel selected by Purchaser; provided, that after any such failure by Seller which continues for thirty (30) days or more no such contest need be made by Purchaser and settlement or full payment of any claim may be made by Purchaser without Seller's consent and without releasing Seller from any obligations to Purchaser under this Section 4.1(n)(iii) if, in the written opinion of reputable counsel to the Purchaser, the settlement or payment in full is clearly advisable.

                                    (3)      NOTICE OF ENVIRONMENTAL LOSSES. If
                           Purchaser receives a written notice of Environmental Losses that Purchaser believes are covered by this
                           Section 4.1(n)(iii), then Purchaser shall promptly furnish a copy of such notice to Seller. The failure to so provide a copy of the notice to Seller shall not excuse Seller from its obligations under this
                           Section 4.1(n)(iii); provided, that if Seller is unaware of the matters described in the notice and such failure renders unavailable defenses that Seller might otherwise assert, or precludes actions that Seller might otherwise take, to minimize its obligations hereunder, then Seller shall be excused from its obligation to indemnify Purchaser against assessments, fines, costs and expenses, if any, which would not have been incurred but for such failure. For example, if Purchaser fails to provide Seller with a copy of a notice of an obligation covered by the indemnity set out in subsection 4.1(n)(iii)(1) and Seller is not otherwise already aware of such obligation, and if as a result of such failure Purchaser becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if Seller had been promptly provided with a copy of the notice, then Seller will be excused from any obligation to Purchaser to pay the excess.

                                    (4)      RIGHTS CUMULATIVE. The rights of
                           Purchaser under this Section 4.1(n)(iii) shall be in addition to any other rights and remedies of Purchaser against Seller under the other provisions of this Agreement or under any other document or instrument now or hereafter executed by Seller, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA).

                           (o) Valid and final certificates of occupancy (or the legal equivalent thereof) have been issued for all Improvements on the Land and there is no unfinished construction work nor open permits.

                           (p) All delivery items made by Seller to Purchaser pursuant to subsection 3.3 above are true and complete copies in Seller's possession.

                           (q) Seller is not in default with respect to any indebtedness secured by any liens upon the Property, or any part thereof, nor of any such lien document, and no condition exists that, with notice and/or passage of time, could if unremedied give rise to a right for the holder of any such debt to accelerate the maturity date thereof.

                           (r) Seller has not failed to disclose to Purchaser any fact or condition known to Seller that would materially and adversely affect the continued use or operation of the Property in the manner of its present use and operation.

                           (s) The Property has permanently committed and lawfully connected to it adequate water service, sewer service and drainage capacity and facilities to service the Property as presently being operated, and Seller has no knowledge of any proposed curtailment of utility service, including water, sewer, electricity, gas, and telephone service.

                           (t) The Property has full and unrestricted legal access to all adjacent roads and streets abutting the Property, and such roads and streets are dedicated public rights-of-ways and have been constructed and accepted for maintenance by the applicable governmental authorities.

In the event that prior to Closing, any representation or warranty shall be discovered by Purchaser to be materially incorrect, then Purchaser's sole remedy in such event shall be either (i) to waive such breach and proceed to consummate the transaction contemplated by this Agreement without reduction of the Purchase Price, or (ii) terminate this Agreement and receive a full refund of the Deposit, together with the actual out of pocket expenses incurred by Purchaser in connection with this transaction (including all legal fees). Seller's representations and warranties as contained herein shall survive the Closing Date for a period equal to the term of the Lease; provided, however, (i) Seller's total liability for breach of its representations and warranties contained herein shall in no event exceed the Purchase Price, and
(ii) Seller shall have no liability whatsoever to Purchaser with respect to a breach of a representation or warranty herein contained if Purchaser obtains actual knowledge of a fact or circumstance the existence of which would constitute a breach of such representation or warranty hereunder prior to the Closing Date and Purchaser still elects to close.

         EXCEPT AS EXPRESSLY REPRESENTED OR WARRANTED IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT, PURCHASER ACKNOWLEDGES THAT NEITHER SELLER NOR ANY AGENT, OFFICER, EMPLOYEE OR REPRESENTATIVE OF SELLER HAS MADE ANY STATEMENT OR REPRESENTATION REGARDING THE SUBJECT MATTER OF THIS TRANSACTION OR ANY FACT THEREOF, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY STATEMENT OR REPRESENTATION AS TO THE FISCAL NATURE OR CONDITION OF THE PROPERTY, SOIL AND SUBSOIL CONDITIONS, SURFACE WATER, UNDERGROUND WATER, THE PROPERTY'S FEASIBILITY FOR ANY PARTICULAR PURPOSE, DEVELOPMENT, USE, IMPROVEMENT OR OPERATION OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PROPERTY. PURCHASER AGREES AND ACKNOWLEDGES THAT EXCEPT AS PROVIDED IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT, PURCHASER IS MAKING NO EXPRESS OR IMPLIED WARRANTIES (INCLUDING ANY WARRANTY AS TO THE PROPERTY'S FITNESS FOR A PARTICULAR USE OR PURPOSE), GUARANTY, PROMISE, REPRESENTATION OR ASSURANCE. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT, PURCHASER ACCEPTS THE PROPERTY IN "AS-IS CONDITION" AND "WITH ALL FAULTS".

         4.2 SELLER'S COVENANTS. Seller hereby covenants and agrees with Purchaser that, after the date of this Agreement and through the earlier of the Closing or the termination of this Agreement:

                  (a) Seller shall not enter into any Service Contract, or otherwise permit AID to enter into any Service Contract, except for those Service Contracts that Seller and/or AID intend to continue to utilize following the Closing in connection with AID's occupancy of the Property pursuant to the Lease. Further, Seller shall not enter into any lease of all or any portion of the Property.

                  (b) Seller shall neither, nor permit AID to, transfer nor remove any Personal Property or fixtures from the Property, except for any of such Personal Property as is replaced by Seller and/or AID by an article of equal suitability and value, free and clear of any lien or security interest, and Seller shall not, nor permit AID to, make any material alterations to any portion of the Property.

                  (c) Seller will continue to maintain and operate the Property in a prudent manner consistent with Seller's previous standard maintenance and operations and will keep the improvements and equipment forming a part of the Property in proper operating condition, causing all necessary repairs, renewals and replacements to be promptly made and will keep such improvements occupied so as not to impair the insurance carried thereon. Seller will not cause or permit any grading, excavation or construction upon the Property or any addition, alteration or removal of any improvements, fixtures or equipment forming a part of the Property. Seller will not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Governmental Requirements or which constitutes waste or a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Seller will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property to use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Governmental Requirements. Seller will not impose any restrictive covenants or encumbrances on the Property or execute or file any subdivision plat affecting the Property.

                  (d) Seller hereby agrees that from the date hereof until the Closing, it will maintain in full force and effect fire and extended coverage insurance upon the Property and public liability insurance with respect to damage or injury to persons or property occurring on the Property in such amounts as is maintained by Seller on the date of this Agreement.

                  (e) Seller, on behalf of itself, its agents, contractors and representatives, agrees that during the term hereof, it will not solicit or accept any offers to purchase the Property from any party other than Purchaser and will not market the Property to any other parties.

                  (f) Seller will cause to be paid any unpaid taxes and assessments heretofore levied or assessed against the Property or any part thereof, including ad valorem taxes for the year 2001 (to the extent due and payable).

                  (g) Immediately upon obtaining knowledge of the institution (or threatened institution) of any proceedings for the condemnation of the Property, or any portion thereof, or any other proceedings arising out of injury or damage to the Property, or any portion thereof, Seller will notify Purchaser of the pendency of such proceedings.

                  (h) Seller will advise Purchaser promptly of any change in any Governmental Requirements which might affect the value or use of the Property by Purchaser and of which Seller obtains knowledge. Seller will also advise Purchaser promptly of any litigation, arbitration or administrative hearing concerning or affecting the Property of which Seller has actual knowledge or notice.

                  (i) Seller shall neither grant nor consent to or permit the filing of any lien or encumbrance against the Property or any portion thereof subsequent to the date of this Agreement.

                  (j) Seller will, or shall cause AID to, punctually perform and discharge each and every obligation or undertaking of Seller under the Service Contracts.

         4.3 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that Purchaser has duly and validly authorized and executed this Agreement, and it has full right, title, power and authority to enter into this Agreement and to carry out all of its terms.

         4.4 ESTOPPEL; SNDA. On or before five (5) days before Closing, Seller will deliver to Purchaser a completed Estoppel Certificate in a form reasonably acceptable to Seller, Purchaser and Purchaser's lender, and signed by AID. In addition, on or before five (5) days before Closing, Seller shall obtain from AID and deliver to Purchaser a fully executed subordination, non-disturbance and attornment agreement ("SNDA"), in a form reasonably acceptable to Seller, Purchaser and Purchaser's lender, and signed by AID. If Seller has not delivered to Purchaser an executed Estoppel Certificate and SNDA from AID at least five (5) days before the Closing Date, then Purchaser shall, as its sole remedy except as stated below, be entitled to either (i) waive the requirement for an executed Estoppel Certificate and SNDA from AID, or (ii) terminate this Agreement by giving written notice thereof to Seller, and receive a full refund of the Deposit, whereupon Seller and Purchaser shall be released from all further obligations under this Agreement. Further, if the SNDA does not contain non-disturbance language reasonably satisfactory to AID, then Seller may, at least five (5) days before the Closing Date, terminate this Agreement by giving written notice thereof to Purchaser, whereupon Seller and Purchaser shall be released from all further obligations under this Agreement (provided that the Deposit is returned to Purchaser).

         5.       CONDITIONS.

         5.1 CONDITIONS FOR PURCHASER'S BENEFIT. The obligations of Purchaser to consummate the transaction contemplated hereby are subject to the following conditions, any of which, if not fulfilled by the Closing or as otherwise provided herein, shall entitle Purchaser (at its option) to terminate this Agreement and receive a full refund of the Deposit, together with the actual out of pocket expenses incurred by Purchaser in connection with this transaction (including all legal fees):

                  (a) The transactions contemplated under this Agreement to be effected on the Closing Date shall not have been restrained or prohibited by any injunction or order or judgment rendered by any court or other governmental agency of competent jurisdiction and no proceeding shall have been instituted and be pending in which any creditor of Seller or any other person seeks to restrain such transactions or otherwise to attach any of the

         Property, provided that any such proceeding or action contemplated by this Section 5.1(a) shall not be deemed to include any proceeding or action brought by, through or under Purchaser.

                  (b) No change shall have occurred, without Purchaser's written consent, in the state of title matters disclosed in the Title Commitment and the Survey, and no material and adverse change shall have occurred in any of the other matters inspected by Purchaser pursuant to Section 3.3 hereof.

                  (c) Seller shall have timely complied with its obligations and covenants hereunder.

                  (d) All warranties and representations made by Seller herein shall have been and remain truthful in all material respects.

If any one of the above conditions is not satisfied, Purchaser may, at its option, waive such condition or Purchaser may terminate this Agreement by written notice thereof to Seller, in which the Deposit, together with all interest earned thereon, shall be returned to Purchaser and the parties shall have no further rights or obligations hereunder.

         5.2 CONDITIONS FOR SELLER'S BENEFIT. The obligations of Seller to consummate the transaction contemplated hereby are subject to the following conditions which, if not fulfilled by the Closing or as otherwise provided herein, shall entitle Seller, at its option, to terminate the Agreement (in which event the Deposit, together with all interest earned thereon, shall be returned to Purchaser and the parties shall have no further rights or obligations hereunder):

                  (a) Purchaser shall have timely complied with its obligations and covenants hereunder.

                  (b) All warranties and representations made by Purchaser herein shall have been and remain truthful in all material respects.

6.       CLOSING.

         6.1 CLOSING. The closing of the transaction contemplated herein shall be held on or before September 30, 2002, or such earlier date as may be designated by Purchaser in a written notice to Seller given at least five (5) business days prior to the proposed Closing (the "CLOSING DATE" or the "CLOSING"). The Closing shall be held at the offices of the Title Company (which agrees to perform the services of escrow agent for such Closing), or at such other location as may be acceptable to Seller and Purchaser.

                  (a) At Closing, the Seller shall deliver, or cause to be delivered, to Purchaser the items specified herein and the following documents and instruments, each duly executed and acknowledged:

                           (i) A Special Warranty Deed (the "DEED") dated as of the Closing Date, conveying the Land and the Improvements to Purchaser or its permitted assignee, subject only to the Permitted Exceptions, in the form of EXHIBIT "D" attached hereto.

                           (ii)     An "AS-IS" Bill of Sale and Blanket
                  Assignment conveying and assigning to Purchaser or its permitted assignee the property described therein, subject only to the Permitted Exceptions, in the form of EXHIBIT "E" attached hereto.

                           (iii) Evidence acceptable to the Title Company and to Purchaser, authorizing the consummation by Seller of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Seller.

                           (iv) An executed certificate with respect to Seller's non-foreign status sufficient to comply with the requirements of Section 1445 of the Code, commonly known as the Foreign Investment in Real Property Tax Act of 1980, and regulations applicable thereto.

                           (v) All other documents or things reasonably required to be delivered to Purchaser or by the Title Company to evidence Seller's ability to transfer the Property to Purchaser.

                           (vi) An executed copy of Internal Revenue Service Form 1099 as required by the Tax Reform Act of 1986, and all regulations applicable thereto.

                           (vii)    The executed Lease.

                           (viii) To the extent applicable, letters executed by Seller addressed to each utility company servicing the Property advising of the change of ownership of the Property.

                  (b) At the Closing, Purchaser, or its permitted assignee, shall do the following:

                           (i) Pay to the Title Company the Purchase Price set forth in Section 2.1 adjusted as provided herein, by wire transfer in immediately available funds to a bank account designated by the Title Company, such funds to be received by the Title Company prior to 2:00 p.m. (Houston, Texas time) on the Closing Date.

                           (ii) Provide evidence reasonably acceptable to the Title Company authorizing the consummation by Purchaser of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Purchaser.

                           (iii) Execute an original of the Bill of Sale and Blanket Assignment.

                           (iv)     Execute an original Lease.

                           (v) Execute a landlord's waiver in favor of Citibank USA, Inc., as Agent, in substantially the form attached hereto as EXHIBIT "F".

                  (c) At the Closing, Seller and Purchaser shall execute and deliver a closing statement and such other instruments and documents as may be necessary in order to complete the Closing of the transactions contemplated hereunder, the form and content of which shall be acceptable to Seller and Purchaser.

         6.2 TITLE ASSURANCE. At the Closing, Seller shall cause the Title Company, at Seller's expense, to furnish Purchaser with a UCC Search Report certified by the Secretary of State of Texas, and by the appropriate official of Dallas County, Texas, indicating that, as of the Closing Date, there are no filings against any of the Personal Property. The Title Company shall, at Seller's expense, issue a Texas standard form of Owner's Policy of Title Insurance as prescribed by the Texas State Board of Insurance (the "Owner's Policy"), dated as of the Closing Date, insuring Purchaser's fee simple title to the Property, as well as all appurtenant easements, in the full amount of the Purchase Price, subject only to the Permitted Exceptions. The Owner's Policy shall also be subject to the standard printed exceptions provided for in the standard form of title insurance approved by the State Board of Insurance in the State of Texas; provided, however, that:

                  (a) the Owner's Policy shall not contain any exceptions for the following: (A) any liens, restrictions, easements, encroachments, encumbrances or exceptions other than Permitted Exceptions; or (B) rights of parties in possession, except for parties in possession in accordance with the terms of the Lease;

                  (b) the standard survey exception (i.e., Item 2 on Schedule B) shall be modified at Purchaser's cost to read "shortages in area" only;

                  (c) the exception for liens for standby fees and taxes shall be limited to the year of the Closing "not yet due and payable," and Seller hereby agrees to pay at the Closing all standby fees and ad valorem tax assessments due for prior years, whether simply accrued and delinquent or due to change in land use or ownership;

                  (d) the exception for restrictions shall be deleted unless there are Permitted Exceptions that constitute restrictions in which event this exception shall be endorsed "none of record except" those particular Permitted Exceptions, if any; and

                  (e)      any mandatory arbitration clause shall be deleted.

         6.3 DELIVERY OF DOCUMENTS AND POSSESSION AND PROVIDING ACCESS TO OTHER ITEMS. At the Closing, Seller shall provide Purchaser with the originals of all available documents, copies of which were provided to Purchaser pursuant to Section 3.3 hereof and shall deliver possession of the Property to Purchaser subject only to the rights of AID under the Lease. Seller shall also provide Purchaser with reasonable access to those portions of Seller's books and records that relate to the Property.

         6.4 CLOSING COSTS. Seller shall pay the cost of the Survey, the Owner's Policy, one-half (1/2) of any Title Company escrow fees, any ad valorem tax "roll-backs" and all amounts necessary to clear the Project of liens and encumbrances that are not Permitted Exceptions. All other escrow and closing costs shall be allocated between Seller and Purchaser in the customary manner in the county in which the Property is located, for transactions of the type contemplated hereby; provided, so long as no breach of this Agreement shall have occurred, each party shall pay its own attorney's fees incurred in connection with the transaction which is the subject of this Agreement.

         6.5 POSSESSION. Purchaser shall be entitled to full and exclusive possession of the Property at the Closing, subject only to the Permitted Exceptions and to the rights of AID under the Lease.

7.       PRORATIONS.

         7.1 TAXES, INSURANCE PREMIUMS, UTILITY CHARGES AND OTHER INCOME AND EXPENSES. Purchaser and Seller acknowledge and agree that prorations for such items as taxes, insurance premiums, utility charges and other items of income and expense related to the Property shall not be necessary as of the Closing in light of the continued occupancy of the Property by AID under the Lease, and AID's obligation to pay for such items pursuant to the Lease following the Closing, provided, however, that (i) Seller shall be required to pay all outstanding amounts due for taxes, insurance premiums, utility charges and other items of expense related to the Property at or prior to Closing, and
(ii) in the event Purchaser requires escrows of the "Impositions" (as defined in the Lease), Seller shall pay to Purchaser at Closing the Impositions prorated as of the Closing Date.

         7.2      SURVIVAL. This Article 7 shall survive the Closing.

8.       SURVIVAL.

         All warranties, representations, covenants, obligations, indemnities and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and shall survive the Closing. Any right of action for the breach of any representation or warranty contained herein shall survive the Closing for the term of the Lease.

9.       COMMISSIONS.

         9.1 PAYMENT, INDEMNIFICATION BY SELLER. Seller shall indemnify Purchaser and hold and defend Purchaser harmless from and against any and all claims, losses, liabilities, damages, demands, costs and expenses (including actual, reasonable attorneys' fees at or before the trial level and any appellate proceedings) arising out of any claim made by any realtor, broker, finder, or any other intermediary who claims to have been engaged, contracted or utilized by Seller in connection with the transaction which is the subject matter of this Agreement. This indemnification shall survive the Closing.

         9.2 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify, hold harmless and defend Seller from and against any and all claims, losses, liabilities, damages, demands, costs and expenses (including actual, reasonable attorneys' fees at or before the trial level and any appellate proceedings) arising out of any claim made by any realtor, broker, finder or any other intermediary who claims to have been engaged, contracted or utilized by Purchaser in connection with the transaction which is the subject matter of this Agreement. This indemnification shall survive the Closing.

10.      FURTHER INSTRUMENTS.

         Seller will, whenever reasonably requested by Purchaser, and Purchaser will, whenever reasonably requested by Seller, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all conveyances, assignments and all other instruments and documents as may be reasonably necessary in order to complete the transaction herein provided and to carry out the terms and provisions of this Agreement.

11.      TERMINATION AND REMEDIES.

         11.1 SELLER'S DEFAULT. If, prior to or at the Closing, Seller defaults hereunder, or shall have failed to have performed any of the covenants and/or agreements contained herein which are to be performed by Seller, or if any warranty or representation made by Seller herein is not true and correct, except as specifically provided below, Purchaser's sole and exclusive remedies shall be (i) to seek specific performance of this Agreement, (ii) to waive such breach and proceed to consummate the transaction contemplated with respect to the purchase of the Property without reduction of the Purchase Price, or (iii) to terminate this Agreement and receive a refund of the Deposit, together with the actual out of pocket expenses incurred by Purchaser with respect to this transaction (including attorney's fees), provided such expenses do not exceed $10,000. The foregoing shall be Purchaser's sole and exclusive remedies in the event of a default by Seller prior to Closing, provided, however, that in the event that Seller commits a fraudulent act or transfers the Property to a third party in contravention of this Agreement, in addition to the foregoing remedies,

Purchaser shall be entitled to pursue all available remedies at law and/or equity. If, after the Closing, Seller defaults hereunder by its failure to have performed any of the covenants and/or agreements contained herein which are to be performed after the Closing or defaults hereunder because any warranty or representation made by Seller herein is not true and correct, Purchaser may seek to enforce its remedies under applicable law; provided, however, that any damages recovered by Purchaser shall be limited to the amount of the Purchase Price, and Purchaser shall not be entitled to consequential damages. The provisions hereof shall survive Closing.

         11.2 PURCHASER'S DEFAULT. If the Purchaser has not terminated this Agreement pursuant to any of the provisions hereof authorizing such termination, and Purchaser defaults hereunder and fails to perform any of the covenants and/or agreements contained herein which are to be performed by Purchaser, Seller shall be entitled to retain the Deposit, together with all interest earned thereon, as Seller's sole and exclusive remedy, as liquidated damages, due to the inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof. Seller hereby specifically waives any and all rights which it may have to any other damages or specific performance as a result of Purchaser's default under this Agreement. Notwithstanding anything in this Section 11.2 or in this Agreement to the contrary, Purchaser's indemnification obligations hereunder shall not be limited by this Section 11.2.

12.      RISK OF LOSS.

         12.1 CASUALTY PRIOR TO CLOSING. If any time prior to the Closing any portion of the Property is destroyed or damaged by fire or any other casualty whatsoever, Seller shall give notice thereof to Purchaser. The rights and obligations of the parties by reason of such destruction or damage shall be as follows:

                  (a) If the "cost of repair and restoration" (as such term is defined in Section 12.2 below) of such destruction or damage shall be $100,000 or less, Purchaser shall give notice to Seller of Purchaser's election to either (1) require Seller to proceed with the necessary repairs or (2) accept the insurance proceeds payable because of the destruction or damage. If Purchaser elects to have Seller make such repairs, Seller shall repair such damage as promptly as is reasonably possible, restoring the damaged Property at least to its condition immediately prior to such damage; and in such event, the Closing shall be deferred until the Property has been restored to at least its condition prior to such damage or destruction. If Purchaser elects to accept the insurance proceeds, Seller shall be excused from making repairs, but shall pay or assign to the Purchaser any and all claims and insurance proceeds payable for such damage, plus an amount equal to any deductible payable under any policy of insurance maintained (or required to be maintained) by Seller and the sale shall be closed without Seller repairing such damage.

                  (b) If the "cost of repair and restoration" of such destruction or damage shall exceed $100,000, Purchaser may elect to terminate this Agreement; and if Purchaser does not elect to terminate this Agreement the Closing shall occur as scheduled, but at the

         Closing, Seller shall pay or assign to the Purchaser any and all claims and insurance proceeds payable for such damage, plus an amount equal to any deductible payable under any policy of insurance maintained (or required to be maintained) by Seller and the sale shall be closed without Seller repairing such damage.

         12.2 DETERMINING COST OF REPAIR. The term "COST OF REPAIR AND RESTORATION" shall mean an estimate of the actual cost of repair and restoration obtained by Purchaser (with Seller's cooperation), within twenty
(20) days of receipt of notice from Seller of such destruction or damage, from a reputable contractor, reasonably acceptable to both Purchaser and Seller, regularly doing business in the city in which the Property is located. If the Closing Date is to occur within twenty-five (25) days of the occurrence of the casualty, the Closing shall be deferred by the amount of time required to obtain the cost of repair and restoration estimate.

         12.3 CONDEMNATION. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property or any portion thereof, Seller will notify Purchaser of the pendency of such proceedings. Purchaser may participate in any such proceedings, and Seller shall from time to time deliver to Purchaser all instruments requested by it to permit such participation. If (a) the whole or any part of the Property or any interest in the Property is taken by condemnation or right of eminent domain prior to the Closing (or if any such taking is threatened), and (b) in Purchaser's reasonable determination the Property is rendered unsuitable for Purchaser's intended use (or would be rendered unsuitable if the threatened taking occurs), at Purchaser's option this Agreement shall terminate. If Purchaser elects not to terminate this Agreement, the transaction contemplated by this Agreement shall be closed in accordance with the terms of this Agreement notwithstanding any such taking, but at the Closing, Seller shall pay to Purchaser any awards collected in connection with such taking and shall assign to Purchaser all of Seller's rights to collect any awards which thereafter may be payable as a result of, or to recover against others for, such taking.

         12.4     CONTROL OVER CONFLICTING STATUTE. The provisions of this
Article 12 shall control the rights and duties of the parties, in lieu of any contrary provisions of the Uniform Vendor and Purchaser Risk Act or any other similar statute applicable to the Property and/or this Agreement.

13.      [INTENTIONALLY RESERVED]

14.      NO ASSUMPTION.

         Purchaser is not and is not to be deemed to be, a successor of Seller, it being understood that Purchaser is acquiring only the Property; and it is expressly understood and agreed that, except as may otherwise be expressly agreed to by Purchaser elsewhere in this Agreement and in the documents delivered at the Closing, Purchaser has not and does not hereby assume or agree to assume any liability whatsoever of Seller.

15.      NOTICES.

         Any notice, request, demand, instruction or other communication to be given to either party hereunder, except those required to be delivered at the Closing, shall be in writing, and shall be deemed to be delivered (a) upon receipt, if delivered by facsimile or if hand delivered, (b) on the first business day after having been delivered to a national overnight air courier service, or (c) three (3) business days after deposit in registered or certified mail, return receipt requested, addressed as follows:

    If to Purchaser:                  LJH, Ltd.
                                      c/o Mr. Max Shaw
                                      P.O. Box 1234
                                      Sherman, Texas 75091
                                      Telephone:      (903) 813-5750
                                      Fax:            (903) 813-5771

    with additional copies to:        Boyar & Miller
                                      4265 San Felipe, Suite 1200
                                      Houston, Texas 77027
                                      Attention:  Patrick Hayes, Esq.
                                      Telephone:     (713) 850-7766
                                      Fax:           (713) 552-1758

    If to Seller:                     AVSRE, L.P.
                                      c/o TIMCO Aviation Services, Inc.
                                      623 Radar Road
                                      Greensboro, North Carolina 27410
                                      Attention:  Hamp Haucke
                                      Telephone:      (336) 668-4410, ext. 3026
                                      Fax:            (336) 668-4396

    with additional copies to:        Akerman, Senterfit
                                      Suntrust International Center
                                      One S.E. Third Avenue, 28th Floor
                                      Miami, Fl 33131-1714
                                      Attention:      Janice L. Russell
                                      Telephone:      (305) 982-5611
                                      Fax:            (305) 374-5095

16.      CHOICE OF LAW.

         IN THE EVENT THAT ANY LITIGATION ARISES HEREUNDER, IT IS SPECIFICALLY STIPULATED THAT THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS. All of the parties to this Agreement have participated fully in the negotiation and preparation hereof and accordingly, this Agreement shall not be more strictly construed against any one of the parties hereto

17.      MISCELLANEOUS.

         17.1 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto contain the entire agreement between the parties. No modification or amendment of this Agreement shall be of any force or effect unless made in writing and executed by Purchaser and Seller.

         17.2 COUNTERPARTS. This Agreement maybe executed in any number of counterparts which together shall constitute the agreement of the parties.

         17.3 TIME OF THE ESSENCE. Time is of the essence with respect to the performance of all obligations provided herein and the consummation of all transactions contemplated hereby.

         17.4 ASSIGNMENT. Purchaser shall have the right to assign all or any portion of Purchaser's rights and obligations under this Agreement to any affiliate of Purchaser, without any prior notice to or the prior consent of Seller; provided, however, that any such assignment shall not release or relieve Purchaser of any liability hereunder.

         17.5 SEVERABILITY. In the event any term or provision of this Agreement be determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Agreement shall be construed to be in full force and effect.

         17.6 EXHIBITS. All of the exhibits attached to this Agreement are incorporated in, and made a part of, this Agreement.

         17.7 DATES. Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on Saturday, Sunday or legal holiday under the laws of the State of Texas, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday. All references in this Agreement to "THE DATE HEREOF," "THE DATE OF THIS AGREEMENT" or similar references shall be deemed to refer to the later of the two (2) dates on which this Agreement has been signed by the Seller and Purchaser as indicated by their signatures below, which date shall be the date of final execution and agreement by the parties hereto.

         17.8 BINDING ON SUCCESSORS AND ASSIGNS. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representative, successors and assigns whenever the context so requires or admits.

         17.9 ATTORNEYS' FEES; VENUE; WAIVER OF JURY TRIAL. Subject to the other provisions of this Agreement, should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Agreement or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with said proceeding (at trial and all appellate levels). Any litigation between the parties arising from this Agreement shall only be brought in Dallas County, Texas, and the parties hereby agree to such jurisdiction in Dallas County, Texas. Each party hereby waives the right to a jury trial in any litigation arising from this Agreement.

         17.10 TERMINATION. Upon any termination of this Agreement by Purchaser pursuant to the terms of this Agreement, Purchaser shall be automatically released and discharged from all further liability and obligations under and in connection with this Agreement except for those liabilities and obligations that survive the expiration, cancellation or termination of this Agreement as provided herein.

         17.11 REPORTING PERSON. The Title Company is hereby designated as the "Reporting Person" pursuant to Section 6045 of the Code and the regulations promulgated thereunder.

         17.12 PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

         17.13 NON-RECOURSE. No officer, directors, shareholder, beneficial owner, agent or employee of Purchaser shall be personally liable for any obligation under this Agreement or in any Closing document.

         17.14 ESCROW AGENT. The Escrow Agent shall not be liable for any actions taken by it in good faith, but only for its gross negligence or willful misconduct. The parties hereby indemnify and agree to hold harmless the Escrow Agent from and against all liabilities, damages, claims, costs, for and expenses whatsoever (including reasonable attorneys' fees and court costs at trial and appellate levels) the Escrow Agent may incur or be exposed to in its capacity as escrow agent hereunder, except for its gross negligence or willful misconduct. If there be any dispute as to disposition of any proceeds held by the Escrow Agent pursuant to the terms of this Agreement, the Escrow Agent is hereby authorized to interplead the disputed amount or the entire proceeds with any court of competent jurisdiction and thereby be released from all of its obligations hereunder. The parties acknowledge that the Escrow Agent is the law firm representing Purchaser, and hereby agree that such law firm may continue to represent Purchaser in any litigation pursuant to this Agreement. The Escrow Agent shall not be liable for any failure of the depository.

         17.15 NOTICE TO PURCHASER. The Texas Real Estate License Act requires that Seller notify Purchaser that Purchaser should either (i) have an attorney examine an abstract of title to the Property, or (ii) obtain a title insurance policy covering the Property. Notice to that effect is, therefore, hereby given to and acknowledged by Purchaser.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         EXECUTED by Purchaser on the 2nd day of October, 2002.



                                     PURCHASER:
                                     ----------


                                     LJH, LTD., a Texas limited partnership

                                     By: DLH Management, L.L.C., its General
                                         Partner



                                     By:    /s/ Lacy J. Harber
                                           -------------------------------------
                                            Lacy J. Harber, President



EXECUTED by Seller on the 2nd day of October, 2002.


                                     SELLER:
                                     -------


                                     AVSRE, L.P., a Delaware limited partnership

                                     By: Aviation Sales Property Management
                                         Corp., its General Partner



                                     By:    /s/ Timothy D. Nolan
                                           -------------------------------------
                                     Name:  Timothy D. Nolan
                                           -------------------------------------
                                     Title: Treasurer
                                           -------------------------------------

Aircraft Interior Design, Inc., hereby executes this Agreement to acknowledge its agreement to the terms of this Agreement, including executing the Lease at Closing.

                                     AIRCRAFT INTERIOR DESIGN, INC.



                                     By:    /s/ Timothy D. Nolan
                                           -------------------------------------
                                     Name:  Timothy D. Nolan
                                           -------------------------------------
                                     Title: Treasurer
                                           -------------------------------------

         The undersigned hereby accepts this Agreement and agrees to perform the functions of Title Company and Escrow Agent hereunder. The undersigned further assumes the duties of the "Reporting Person" as described in Section 6045 of the Code and the regulations promulgated thereunder.

                                     TITLE COMPANY/ESCROW AGENT:
                                     ---------------------------

                                     COMMONWEALTH LAND TITLE
                                     COMPANY OF HOUSTON


                                     By:    /s/ Paige A. Dunlop
                                           -------------------------------------
                                     Name:  Paige A. Dunlop
                                           -------------------------------------
                                     Title: Vice President
                                           -------------------------------------

                                   EXHIBIT A

                               LEGAL DESCRIPTION

                               IMPROVED PROPERTY

BEING a tract of land situated in the Franklin Bowles Survey, Abstract Number 69, in the City of Dallas, Dallas County, Texas; and also being all of Lots 6, 7, 8 and the east 9 feet of Lot 9, Block 2/6593 of FREEWAY NORTH INDUSTRIAL PARK, an addition to said City of Dallas as recorded in Volume 895, Page 1363, Plat Records of Dallas County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING, at an "x" cut found for corner situated in the intersection of the north line of Nova Drive (60' R.O.W.) and the west line of Grissom Lane (60' R.O.W.);

THENCE, S 89(0)43'49"W, along the north line of said Nova Drive, a distance of
609.00 feet to a 5/8" iron rod found for corner;

THENCE, N 00(0)16'11"W, departing said north line of Nova Drive, a distance of
609.00 feet to a 5/8" iron rod found for corner;

THENCE, N 89(0)43'49"E, a distance of 610.45 feet to a 5/8" iron rod found for corner situated in the west line of said Grissom Lane;

THENCE, S 00(0)02'19"W, along the west line of said Grissom Lane, a distance of
270.00 feet to the POINT OF BEGINNING and containing 164,623 square feet or
3.779 acres of land.

                              UNIMPROVED PROPERTY

BEING a 67,500 square foot tract or parcel of land situated in the Franklin Bowles Survey, Abstract Number 69, in the City of Dallas, Dallas County, Texas; and also being a part of Lot 4A, Block 3/6593 of the REVISED LOT 4 OF BLOCK 3/6593 IN THE FREEWAY NORTH INDUSTRIAL PARK, an addition to said City of Dallas according to the plat thereof recorded in Volume 67092, Page 1371, Deed Records of Dallas County, Texas (DRDCT); said 67,500 square foot tract of land being more particularly described by metes and bounds as follows:

COMMENCING at a point for the common, west corner of the aforesaid Lot 4A and of Lot 3, Block 3/6593 of the FREEWAY NORTH INDUSTRIAL PARK, an addition to said City of Dallas according to the plat thereof recorded in Volume 895, Page 1363, DRDCT; said corner also being in the east right-of-way line of Grissom Lane (a 60-foot right-of-way);


                               Exhibit A, Page 1

THENCE along said east right-of-way line of Grissom Lane, same being the west line of the aforesaid Lot 4A and the west line of said Block 3/6593; South 00(Degree)02'19" West, a distance of 60.00 feet to a 1/2-inch iron rod found for the northwest corner of the herein described property; said corner also being the POINT of BEGINNING of this metes and bounds description;

THENCE leaving said east right-of-way line of Grissom Lane, and said west line of Lot 4A and Block 3/6593; and into and across the aforesaid Lot 4A; North 89(Degree)43'49" East, a distance of 250.00 feet to a 1/2-inch iron rod found for the northeast corner of the herein described property; said corner being in the east line of the aforesaid Lot 4A, in the east line of said Block 3/6593, and in the east line of the aforementioned additions; and also being South 00(Degree)02'19" West, a distance of 60.00 feet from a point for the common, east corner of the aforementioned Lot 4A and Lot 3;

THENCE along the aforesaid east line of Lot 4A, same being the aforesaid east line of Block 3/6593 and the east line of said additions; South 00(Degree)02'19" West, a distance of 270.01 feet to a 1/2-inch iron rod with cap stamped "LONE STAR" set for the southeast corner of said Lot 4A; said corner being the northeast corner of Lot 4B, Block 3/6593 of said revised plat; being the centerline of a 38-foot easement and right-of-way to the Missouri, Kansas and Texas Railroad Company; and also being the southeast corner of the herein described property;

THENCE leaving last described line and along the common line between the aforesaid Lot 4A and Lot 4B, same line being the aforesaid easement centerline; South 89(Degree)43'49" West, a distance of 250.00 feet to a 1/2-inch iron rod with cap stamped "LONE STAR" set for the common, west corner of the aforesaid Lots 4A and 4B; said corner being in the aforesaid west line of Block 3/6593; being in the aforementioned east right-of-way line of Grissom Lane; and also being the southwest corner of the herein described property;

THENCE leaving last said common line between Lots 4A and 4B, and along the aforesaid east right-of-way line of Grissom Lane, same being the west line of Lot 4A and the west line of Block 3/6593; North 00(Degree)02'19" East, a distance of 270.01 feet to the POINT of BEGINNING;

CONTAINING a computed area of 67,500 square feet or 1.550 acres of land.


                               Exhibit A, Page 2